STATE OF ARKANSAS

                               SECRETARY OF STATE

                                  Sharon Priest
                               SECRETARY OF STATE


     To all to Whom These Presents Shall come, Greetings:

     I, Sharon Priest, Secretary of State of Arkansas, do hereby certify that the following and hereto attached instrument of writing is a true and perfect copy of




                            ARTICLES OF INCORPORATION



                                       OF



                               OIL AND GAS I, INC.




ORIGINAL ARTICLES FILED:

March 9, 2000

     In Testimony Whereof I have hereunto set my hand and affixed my official Seal Done at my office in the City of Little Rock, this 9th day of March 2000.

                                                                   Sharon Priest
                                                              Secretary of State
FILED

Instructions: File in DUPLICATE with the Secretary of State, State Capitol, Little Rock, AR72201-1094 with payment of fees. Duplicate copy will be returned to the corporation at the listed address. PLEASE TYPE OR PRINT

                State of Arkansas - Office of Secretary of State


     The undersigned, acting as incorporators of a corporation under the Arkansas Business Corporation Act (Act 958 of 1987), adopt the following articles of incorporation of such Corporation:


First: The Name of the Corporation is:

                               OIL AND GAS I, INC.

     Must contain the word "Corporation", "Incorporated", "Company", 'Limited", or the abbreviation "Corp.", "Inc.", "Co.", or "Ltd." or words or abbreviations of like import in another language.


Second: The aggregate number of shares which the corporation shall have the authority to issue is 10,000,000 share.


     The designation of each class, the number of shares of each class, or a statement that the shares of any class are without par value, are as follows:

                                                                                Par Value Per Share Or
Number of                                                                       Statement That Shares
Shares                          Class             Series (If Any)               Are Without Par Value
------                          -----             ---------------               ---------------------
10,000,000                      COMMON                                          $.OO1


Third: The initial registered office of this corporation shall be located at 441 NORTH WASHINGTON AVE., EL DORADO, AR 71730 and the name of the initial registered agent of this corporation at that address is G. PETE PARKS, 441 NORTH WASHINGTON AVE., EL DORADO, AR 71730. Filing Fee: $50.00

Fourth: The name and address of each incorporator is as follows:

NAME                      ADDRESS
----                      -------
MEL HERZOG                12629 N. TATUM  BLVD., PHOENIX AZ 85032
DENNIS ALEXANDER          12629 N. TATUM  BLVD., PHOENIX AZ 85032


Fifth: The nature of the business of the corporation and the object or purposes proposed to be transacted, promoted or carried on by it, are as follows:

     (a) The primary purpose of the corporation shall be OIL AND GAS PRODUCTION & EXPLORATION.

     (b)To conduct any other business enterprise not contrary to law.

     (c) To exercise all of the powers enumerated in Section 4-27-3O2 of the Arkansas Business Corporation Act.

Sixth: EXECUTED this 6th day of March 2000.


                                                               /s/ G. Pete Parks
                                                            --------------------
                                                                       Signature